Exhibit 99.1

RF Monolithics Reports Second Quarter Fiscal 2012 Results

Quarterly and First Half Sales Increase Year-Over-Year

DALLAS--(BUSINESS WIRE)--April 16, 2012--RF Monolithics, Inc. (NASDAQ: RFMI) (RFM or the Company) today reported sales of $8.1 million for its second quarter ended February 29, 2012 (the current quarter). This was a 6% increase compared to $7.6 million in sales for the quarter ended February 28, 2011 (the comparable quarter). Sales for the first two quarters were $16.5 million, a 2% increase from $16.1 million in the prior year. Sales also decreased 4% from the first quarter of the current fiscal year ended November 30, 2011 (the sequential quarter), due to normal seasonal factors.

The Company reported a net loss of $51,000 or $0.00 per share in the current quarter, compared to net income for the comparable quarter of $77,000 or $0.01 per share and net income of $76,000 or $0.01 per share for the sequential fiscal quarter. On a year-to-date basis, the Company reported a net income of $25,000, or $0.00 per share, compared to $237,000, or $0.02 per share in the prior year. Included in the current quarter was $161,000 in corporate development expenses consisting of investment banking, legal, special committee and other costs related to the Company’s review of strategic alternatives and recently announced agreement to be acquired by Murata Electronics North America, Inc (“Murata”).

On April 13, 2012, the Company announced that it had entered into an Agreement and Plan of Merger, dated April 12, 2012 (the “Merger Agreement”), with Murata and Ryder Acquisition Company, Limited, a Delaware corporation and wholly-owned subsidiary of Murata, for $1.78 per common share. For that reason, RFM has canceled the management conference call scheduled for today, April 16, 2012. For additional information regarding the Merger Agreement, please refer to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 13, 2012.

RFM’s President and CEO Farlin Halsey said, “We are pleased with the sales increase in comparison to last year and the fact that our normal seasonal sales decrease from our first quarter to our second quarter was less than we have experienced in recent years. Sales increased 21% from the comparable quarter for our combined industrial and medical markets, which we have targeted for growth. As a result, sales of our Wireless Solutions segment also increased 19% from the comparable quarter. We did see some reduction in sales for some of our mature Wireless Components segment products, particularly for a high reliability, or 'HI-REL,' filter program that has largely been completed.

“Another positive factor was an increase in gross margins to 34.6% for the current quarter from 31.5% in the sequential quarter. We have repaired many of the supply chain issues that had resulted in higher than normal costs in previous quarters. We also experienced a much larger mix of Wireless Solutions segment sales, particularly for relatively high margin RF module products. The decrease in gross margin from 36.0% last year was due to product mix shifts, especially the absence of sales related to the HI-REL filter program.

“Excluding corporate development expenses, our normal operating expenses were at comparable levels with prior periods and combined with the gross profit we’re reporting, would have resulted in a net income of over $100,000 for the quarter.”

“The most significant news for our shareholders is the announcement we made last Friday concerning the signing of a definitive merger agreement to be acquired by Murata for $1.78 per share to holders of RFM common shares. This price represents approximately an 80% premium over the NASDAQ closing price as of RFM’s common shares on April 12, 2012. We hope to consummate the merger in the third calendar quarter of 2012,” Halsey said.

Additional Details:

  Sales for our Wireless Solutions segment increased 19% from the comparable quarter and 4% from the sequential quarter. A year ago, production schedules were at relatively low levels for several Wireless Solutions segment customers in our medical market and they were much higher this year. As a result, sales to the medical market increased 65% from the comparable quarter and 33% from the sequential quarter. In addition, another medical implant program continued to ramp up and sales of RF modules for a patient monitoring application were at relatively high levels. The production issues mentioned in the previous reports have been successfully addressed as sales of our patented Virtual WireTM short range radio products were at relatively normal levels for the current quarter.
  Sales for our Wireless Components segment decreased 5% from the comparable quarter and 12% from the sequential quarter. The decrease from the comparable quarter was due to lower sales of mature products in consumer and other markets, including a HI-REL filter program that has ended. Partially offsetting this was a 22% increase in sales to the automotive market compared to last year, as production schedules were at higher rates. The decrease in sales from the sequential quarter was primarily related to the seasonal effect of fewer work days at customer factories due to extended holiday periods both in the US and around the world, including a 12% reduction in sales to automotive customers.
  The 4% overall seasonal sales decrease from the sequential quarter was a smaller decrease than the 11% overall reduction in sales from our first quarter to our second quarter that occurred in fiscal 2011 and the 7% reduction in sales that occurred in fiscal 2010.
  Gross margin for the quarter was 34.6%, which was a 310 basis point increase from the sequential quarter. The main driver for this was an improvement in Wireless Solutions segment gross margin from 34.5% in the sequential quarter to 40.4% in the current quarter, the same as it was in the comparable quarter. The incremental cost we have seen in previous quarters related to production issues in our supply chain for Virtual WireTM short range radio products has been significantly reduced. We also experienced a significant increase in sales for our higher-margin RF module products for the medical market. Gross margin for the Wireless Component segment was 27.8%, which was similar to the sequential quarter gross margin of 28.5%.
  A positive factor for the quarter was an overall $112,000 reduction in overhead cost of sales. This is a 200 basis point reduction compared to the sequential quarter. This was due to $30,000 lower expenses related to reduced inventory reserves and an increase in production and inventory levels, reducing costs per each unit produced.
  Gross margin for the current quarter of 34.6% was 140 basis points lower than the 36.0% in the comparable quarter, due to shifts in product mix within our Wireless Component segment. Gross margin for our Wireless Components segment decreased from a relatively high 31.8% in the comparable quarter to a relatively normal 27.8% this quarter, primarily due to lower average selling prices. The decrease in average selling prices was caused by a decrease in sales for higher-priced mature products in consumer and other markets and the increase in sales for lower-priced automotive products as discussed above. A positive factor in the current quarter was the product mix between our two segments, in that the higher-gross margin Wireless Solutions segment sales were 54% of total sales in the current quarter compared to only 48% in the comparable quarter.
  Operating expenses other than corporate development expense (normal operating expenses) of $2.6 million were the same as the comparable quarter and were 32% of sales.
  Corporate development expenses were $161,000 this quarter and these relate to the Company’s review of strategic alternatives and the announced merger with Murata. We expect to incur additional corporate development expenses in our following third quarter in connection with the merger.
  The net loss for the quarter of $51,000 largely resulted from the corporate development expenses. Net income for the comparable quarter was $77,000 and net income for the sequential quarter was $76,000.
  Adjusted earnings before interest, taxes, depreciation and amortization including stock compensation expense, or Adjusted EBITDA, were $226,000 for the current quarter. This is lower than the comparable quarter both due to the corporate development expenses and spending related to our programs to increase sales.
  Operating cash flow for our current quarter was a positive $231,000, as net income adjusted for non-cash items continued to be positive and we had a minimal increase in working capital. Operating cash flow for the current year-to-date period was a negative $298,000, largely as a result of the $1.1 million increase in inventory.
  Accounts receivable decreased $447,000 in the current quarter, due to lower sales and improved collections, which resulted in our days-sales-outstanding being somewhat better than the mid-fifties it has been for some time.
  Inventory increased $1.1 million in the current year-to-date period and $1.0 million in the current quarter. In the current year, we increased our raw material and finished goods safety stocks for our Virtual Wire® Short-Range Radio products to restore them to the levels that they were prior to the production issues in our supply chain we encountered in the last fiscal year. In addition, we increased our finished goods inventory to support new products in anticipation of future sales. Partially offsetting this in the current quarter was a $0.5 million increase in accounts payable and other current liabilities.
  Total bank debt increased $85,000 from the sequential quarter to end at approximately $3.0 million. We recently renewed both our bank revolving line of credit agreement and our mortgage note agreement with View Point Bank at lower interest rates.

Segment mix for current, sequential and comparable quarter sales:

Segment	Q2 FY12	Q1 FY12	Q2 FY11
Wireless Solutions	$4.4 Million	$4.2 Million	$3.7 Million
Wireless Components	$3.7 Million	$4.2 Million	$3.9 Million
Total Sales	$8.1 Million	$8.4 Million	$7.6 Million

Market diversification for current, sequential and comparable quarter sales:

	Q2 FY12*	Q1 FY12*	Q2 FY11*
Automotive	35%	38%	30%
Consumer	5%	9%	10%
Industrial	34%	30%	35%
Medical	22%	16%	14%
Other**	4%	7%	11%

*Market classifications involve our attempt to classify distribution sales which are recognized upon shipment. Market classification is estimated based upon point-of-sales information provided to us by our distributors.

**Other includes government, telecom, homeland security and those sales through distribution which are not considered material for tracking by market application by our distributors.

Geographic diversification for current, sequential and comparable quarter sales:

	Q2 FY12	Q1 FY12	Q2 FY11
North America	30%	27%	35%
Europe	28%	26%	25%
Asia and the rest of the world	42%	47%	40%

Non-GAAP Financial Measures (Adjusted EBITDA)

As a supplemental disclosure, we report Adjusted EBITDA. While this is a non-GAAP measure, this is a standard metric used by many companies to measure performance, particularly to measure cash flow performance before interest expenses are paid. We believe that Adjusted EBITDA provides useful supplemental information to investors and offers a better understanding of results of operations as seen through the eyes of management and facilitates comparison to results for prior periods. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses that may obscure trends in our underlying performance. We use Adjusted EBITDA internally to make strategic decisions, forecast future results and evaluate our financial performance. This non-GAAP financial measure is not in accordance with, or an alternative for, GAAP financial measures and may differ from other similarly titled non-GAAP financial measures used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) in accordance with GAAP. Reconciliations of reported net income (loss) to Adjusted EBITDA are included below.

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” or similar expressions. Forward-looking statements involve assumptions, estimates, expectations, forecasts, goals, projections, risks and uncertainties. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such risks and uncertainties include, but are not limited to, any conditions imposed in connection with the proposed merger of Ryder Acquisition Company Limited with and into the Company, pursuant to which the Company would become a wholly-owned subsidiary of Murata Electronics North America, Inc. (the “Merger”), approval by the Company’s stockholders of that certain Agreement and Plan of Merger, dated as of April 12, 2012 (the “Merger Agreement”), among the Company, Murata Electronics North America, Inc. and Ryder Acquisition Company Limited, the satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement, the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement, risks related to economic conditions as relate to the Company’s customer base, the collection of receivables from the Company’s customers who may be affected by economic conditions, the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of products, the Company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the Company’s products, changes in the Company’s level of sales or profitability, manufacturing and sourcing risks, availability of materials, cost of components for the Company’s products, product defects and returns, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011 filed with the Securities and Exchange Commission (the “SEC”), and in all filings made by the Company with the SEC subsequent to the filing of the Form 10-K. These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. Each forward-looking statement speaks only as of the date of the particular statement and the Company does not undertake any obligation to update or revise such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger and required stockholder approval, the Company will file a proxy statement and file or furnish other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by the Company at the SEC’s website at www.sec.gov, from the Company by calling (972) 233-2903 or writing to Investor Relations at 4441 Sigma Road, Dallas, Texas 75244, or by going to the Company’s Investor Relations website at www.rfm.com/company/investorrelations.php. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of the Company’s participants in the solicitation is, or will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement related to the proposed Merger when it becomes available. These documents are, and will be, available free of charge at the SEC’s web site at www.sec.gov, or by going to the Company’s Investor Relations web site at www.rfm.com/company/investorrelations.php.

RF MONOLITHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In Thousands, Except Per-Share Amounts)
	Three Months Ended		Six Months Ended
	February	February	February	February
	29, 2012	28, 2011	29, 2012	28, 2011
SALES	$8,060	$7,587	$16,458	$16,099
COST OF SALES	5,270	4,858	11,021	10,361
GROSS PROFIT	2,790	2,729	5,437	5,738
OPERATING EXPENSES:
Research and development	771	758	1,463	1,656
Sales and marketing	1,292	1,248	2,542	2,437
General and administrative	547	597	1,085	1,291
Corporate development	161	-	161	-
Total operating expenses	2,771	2,603	5,251	5,384
INCOME FROM OPERATIONS	19	126	186	354
OTHER INCOME (EXPENSE):
Interest expense	(50)	(59)	(118)	(131)
Other, net	(13)	14	(25)	27
Total other expense	(63)	(45)	(143)	(104)
INCOME (LOSS) BEFORE INCOME TAXES	(44)	81	43	250
Income tax expense	7	4	18	13
NET INCOME (LOSS)	$(51)	$77	$25	$237

EARNINGS (LOSS) PER SHARE
Basic	$0.00	$0.01	$0.00	$0.02

Diluted	$0.00	$0.01	$0.00	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	11,186	10,828	11,079	10,768
Diluted	11,186	11,302	11,318	11,216

RF MONOLITHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In Thousands)

	February 29,	August 31,
ASSETS	2012	2011
		(a)
CURRENT ASSETS:
Cash	$549	$700
Trade receivables - net	5,715	5,526
Inventories - net	6,440	5,594
Prepaid expenses and other	274	326
Total current assets	12,978	12,146

PROPERTY AND EQUIPMENT - Net	1,246	1,138
GOODWILL	556	556
INTANGIBLES	369	369
OTHER ASSETS - Net	135	205
TOTAL	$15,284	$14,414

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long term debt - bank	$60	$60
Capital lease obligations - current portion	16	16
Accounts payable - trade	2,893	2,852
Accrued expenses and other current liabilities	1,203	1,043
Total current liabilities	4,172	3,971

LONG-TERM DEBT - Less current portion:
Long term debt - bank	2,970	2,400
Capital lease obligations	10	19
Total long-term debt	2,980	2,419

DEFERRED TAX LIABILITIES	125	125
Total liabilities	7,277	6,515

STOCKHOLDERS' EQUITY:
Common stock: 11,290 and 10,939 shares issued	11	11
Additional paid-in capital	52,046	51,963
Accumulated deficit	(44,050)	(44,075)
Total stockholders' equity	8,007	7,899
TOTAL	$15,284	$14,414

(a) Derived from audited financial statements.

RF MONOLITHICS, INC.

ADJUSTED EBITDA - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION &
AMORTIZATION
(In Thousands)
	Three Months Ended		Six Months Ended
	February	February	February	February
	29, 2012	28, 2011	29, 2012	28, 2011

Net income	$(51)	$77	$25	$237

Add back:
Interest expense	50	59	118	131

Taxes	7	4	18	13

Depreciation	118	164	233	328

Amortization:
Patents	32	47	66	97
Stock compensation	70	105	160	200
Total amortization	102	152	226	297

Adjusted EBITDA	$226	$456	$620	$1,006

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com